Exhibit 10.31

Execution Version

Amendment No. 2 to Warrant to Purchase Series B Preferred Stock of
Celularity Inc.

This Amendment No. 2 to Warrant to Purchase Series B Preferred Stock of Celularity Inc. (this “Amendment”) is made effective as of January 8, 2021, by and between Celularity Inc., a Delaware corporation (the “Company”), and Dragasac Limited, a company incorporated in the Isle of Man (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant (as defined below).

Whereas, the Company previously issued to the Holder that certain Warrant to Purchase Series B Preferred Stock of Celularity Inc. dated as of January 9, 2020, as amended by that certain Amendment No. 1 to Warrant to Purchase Series B Preferred Stock of Celularity Inc. (the “Warrant”), to purchase up to 8,495,796 shares of the Company’s Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”);

Whereas, pursuant to Section 12(a) of the Warrant, the Warrant may be modified or amended with the written consent of the Company and the Holder; and

Whereas, the Company and the Holder hereby agree to modify and amend the Warrant as described below;

Now, Therefore, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the Company and the Holder hereby agree as follows:

1.	Section 3 of the Warrant is hereby amended and restated in its entirety to read as follows:

“3. Term. Subject to the terms and conditions set forth herein, the Holder may, at its discretion, exercise this Warrant, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. (Eastern Time) on the first to occur of (a) March 16, 2025, (b) the consummation of the Company’s Initial Public Offering, or (c) the consummation of a Change of Control. The Company will give the Holder not less than twenty (20) days’ advance written notice of a transaction listed in Sections 3(b) through 3(c) hereof.”

2.	Section 4 of the Warrant is hereby amended and restated in its entirety to read as follows:

“4. Exercise of Warrant.

(a)       The purchase rights represented by this Warrant are exercisable by the Holder, at its discretion, in whole or in part, at any time, or from time to time, during the term hereof as described in Section 3 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal offices of (i) the Company if this Warrant is exercised prior to or at the Closing (as defined below) or (ii) GX (as defined below) if this Warrant is exercised after the Closing, or such other office or agency of the Company or GX as it may designate by notice in writing to the Holder, upon payment in cash or by check acceptable to the Company or GX, as the case may be, of the Exercise Price of the shares to be purchased from the Company or GX, as applicable (the “Shares”).

(b)       In connection with, and effective as of immediately prior to, and subject to, the closing (the “Closing”) of the transactions contemplated by that certain Merger Agreement and Plan of Reorganization dated on or about the date hereof (the “GX Merger Agreement”), by and among GX Acquisition Corp. (“GX”), Alpha First Merger Sub, Inc., Alpha Second Merger Sub, LLC and the Company, in lieu of payment of the aggregate Exercise Price in the manner as specified in Section 4(a), but otherwise in accordance with the requirements of Section 4(a), the Holder may elect to receive the Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised (which Shares, for the avoidance of doubt, shall be treated as set forth in Section 3.01(b)(i) of the GX Merger Agreement upon the Closing). Upon such exercise pursuant to this Section 4(b), the Holder shall be issued such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised;

A =	the fair market value of one Share, which shall be equal to the Celularity Reference Share Value (as defined in the GX Merger Agreement); and

B =	the Exercise Price.

(c)       From time to time following the completion of the first Trading Day (including the Closing Date) immediately following, and subject to, the Closing, in lieu of payment of the aggregate Exercise Price in the manner as specified in Section 4(a), but otherwise in accordance with the requirements of Section 4(a), with respect to any Shares for which this Warrant has not been previously exercised in whole as of such time, the Holder may elect to receive the Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Upon such exercise pursuant to this Section 4(c), the Holder shall be issued such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised;

A =	the VWAP on the Trading Date immediately preceding the date of the applicable Notice of Exercise (provided that, if the Notice of Exercise is delivered at the Closing Date, “A” shall equal the Celularity Reference Share Value); and

B =	the Exercise Price.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the GX Class A Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the GX Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the GX Class A Common Stock for such date (or the nearest preceding date) on the Trading Market on which the GX Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (ii) if the GX Class A Common Stock is not then listed or quoted on a Trading Market, but is listed or quoted on OTCQB or OTCQX, the volume weighted average price of the GX Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable; (iii) if the GX Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the GX Class A Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the GX Class A Common Stock so reported; or (iv) in all other cases, the fair market value of a share of GX Class A Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to GX.

(d)       For the avoidance of doubt, (i) if the Closing does not occur, this Warrant shall not be exercisable under Section 4(b) or Section 4(c), and (ii) if the Closing occurs and this Warrant is not exercised in whole as of immediately prior to the Effective Time (as defined in the GX Merger Agreement), then this Warrant (or the unexercised portion hereof) shall be (x) treated as a Converted Warrant (as defined in the GX Merger Agreement) under, and adjusted as set forth in, Section 3.01(b)(iv) of the GX Merger Agreement, and (y) exercisable by the Holder pursuant to Section 4(a) and/or Section 4(c) hereof.

3. The form of Notice of Exercise attached to the Warrant is hereby amended and restated in its entirety by the form attached hereto as Exhibit A.

4. This Amendment may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. This Amendment is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Amendment shall be resolved exclusively by the state or federal courts located within the City of Wilmington in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

6. Except as expressly amended and modified hereby, the Warrant shall remain in full force and effect, and shall be binding on all parties thereto, and the Warrant shall be read together and construed with this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first written above.

COMPANY:

CELULARITY INC.

By:	/s/ Robert J. Hariri
	Name:	Robert J. Hariri, M.D., Ph.D.
	Title:	Chief Executive Officer

HOLDER:

DRAGASAC LIMITED

By:	/s/ Tan Kong Han
	Name:	Tan Kong Han
	Title:	Director

[Signature Page to Amendment No.2 to Warrant to Purchase Series B Preferred Stock]

Exhibit A

Notice of Exercise

To:	Celularity Inc.
33 Technology Drive
Warren, New Jersey 07059

By checking the appropriate line, the undersigned (“Holder”), pursuant to the provisions set forth in the Warrant to Purchase Series B Preferred Stock dated January 9, 2020, as amended (the “Warrant”), hereby elects to purchase ____________ shares of [Series B Preferred Stock] / GX Class A Common Stock (as defined in the Warrant) pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price for such shares in full as follows:

☐	check in the amount of $________ payable to order of the Company or GX, as applicable, enclosed herewith

☐	wire transfer of immediately available funds to the Company’s or GX’s bank account

☐	cashless exercise pursuant to Section 4(b) of the Warrant

☐	cashless exercise pursuant to Section 4(c) of the Warrant

[Print Name]

[Date]	[Signature]